UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 14, 2024

SMART GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38102	98-1013909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Walkers Corporate Limited

190 Elgin Avenue

George Town, Grand Cayman

Cayman Islands

KY1-9008

(Address of principal executive offices) (Zip Code)

(510) 623-1231

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.03 par value per share	SGH	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On July 14, 2024, SMART Global Holdings, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with SK Telecom Co., Ltd. (“SK”). Pursuant to the Purchase Agreement, the Company has agreed to sell to SK 200,000 convertible preferred shares, par value $0.03 per share, of the Company (the “CPS”), at a purchase price of $1,000 per share or an aggregate purchase price of $200 million (the “Investment”). The CPS will have an initial liquidation preference of 1x and will only be redeemable at the option of the Company. The CPS will vote together with the ordinary shares, par value $0.03 per share, of the Company (the “Ordinary Shares”), on an as-converted basis, and entitle the holder to receive dividends of six percent per annum, cumulative, and payable quarterly in-kind or in cash at the Company’s option, subject to certain conditions. The holder of the CPS may convert such holder’s CPS into Ordinary Shares at any time, provided that the CPS may, at the Company’s option, automatically be converted into Ordinary Shares on any date following the second year anniversary of the closing of the Investment (the “Closing”) upon which the volume-weighted average price of the Ordinary Shares for any fifteen consecutive trading day period equals or exceeds 150% of the then-applicable conversion price. The CPS is convertible into Ordinary Shares at a conversion price of $32.81 per preferred share, subject to adjustment upon the occurrence of certain events. Holders of the CPS will also be entitled to certain protective provisions.

The Purchase Agreement contains customary representations, warranties, covenants and conditions to the Closing, including receipt of all approvals or the termination or expiration of all waiting periods required under applicable antitrust laws. The Purchase Agreement may be terminated by either the Company or SK if the Closing has not occurred by April 14, 2025, subject to extension to July 14, 2025 in the event certain approvals have not been obtained.

Investor Agreement

In connection with the Investment, at the date of the Closing (the “Closing Date”) the Company and an affiliate of SK (the “SK Investor”) will enter into an Investor Agreement (the “Investor Agreement”) providing for certain rights and restrictions relating to the Investment.

Board Representation. The Investor Agreement provides that the SK Investor, effective as of the Closing Date, will be entitled to designate one person (the “Investor Designee”) to be appointed to the Company’s Board of Directors (the “Board”). The right to nominate an Investor Designee continues until such time as SK and its Subsidiaries and Affiliates (each as defined in the Investor Agreement) beneficially own less than five percent of the Ordinary Shares then issued and outstanding (calculated on a fully-diluted basis), directly or by holding the CPS. If the number of directors on the Board at any point increases to twelve or more directors, the SK Investor will have the right to nominate two Investor Designees.

Standstill. The Investor Agreement provides that the SK Investor, SK and their Subsidiaries will be subject to a standstill provision, commencing on the Closing Date and continuing until the later of (i) the first anniversary of the Closing Date and (ii) the date that is thirty calendar days following the date on which no Investor Designee is serving on the Board (the “Standstill Period”).

Disposition Restrictions. The Investor Agreement provides that, for a period ending on the first anniversary of the Closing Date, the SK Investor and its Affiliates will be prohibited from disposing any of the CPS or any other Ordinary Shares owned by the SK Investor and its Affiliates as of the date of the Investor Agreement. Additionally, for a period ending on the second anniversary of the Closing Date, the SK Investor and its Affiliates will be prohibited from disposing of any Ordinary Shares issued with respect to any CPS, representing more than five percent of the issued and outstanding Ordinary Shares (calculated on a fully-diluted basis), to any Competitors (as defined in the Purchase Agreement) or Activist Shareholders (as defined in the Purchase Agreement). The Investor Agreement also prohibits the SK Investor and its Affiliates from disposing of any CPS to any Competitors or Activist Shareholders without the prior consent of the majority of the Board (excluding the Investor Designee) at any time during the term of the Investor Agreement.

Voting Obligations. During the Standstill Period, the SK Investors and its Affiliates will vote all of its eligible voting securities in accordance with the recommendation of the majority of the Board.

Participation Right Shares. After the Closing Date and until the termination of the Investor Agreement, if the Company proposes to issue any New Securities (as defined in the Investor Agreement), the SK Investor or its Affiliates that own CPS shall have the right to purchase up to such number of New Securities as required to maintain its ownership on a fully-diluted basis as at immediately prior to the issuance of such New Securities on the same terms and conditions that are applicable to such New Securities.

Registration Rights. The Investor Agreement provides certain registration rights to the holders of Ordinary Shares issuable upon the conversion of the CPS, including the filing, within nine months of the Closing Date, by the Company of a registration statement covering the resale on a continuous basis of such Ordinary Shares from to time.

Information and Other Agreements. The Investor Agreement provides the SK Investor with certain information rights and certain consent rights on the Company’s ability to incur indebtedness.

The foregoing descriptions of the Purchase Agreement and the Investor Agreement do not purport to be complete and are subject to, and are qualified in their entirety by reference to the full text of the Purchase Agreement (including the form of Investor Agreement attached as an exhibit thereto), which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company and its subsidiaries and affiliates. The representations and warranties contained in the Purchase Agreement were made only for purposes of the Purchase Agreement (together with the exhibits thereto) and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. No one, including investors in the Company, is a third-party beneficiary to the representations and warranties contained in the Purchase Agreement and no one should rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Form 8-K regarding the Purchase Agreement and the Investment is incorporated herein by reference. The Company will offer and sell the CPS in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Any Ordinary Shares issuable upon conversion of the CPS will be issued in reliance upon the exemption from registration in Section 3(a)(9) of the Securities Act. The Company will rely on these exemptions from registration based in part on representations made by SK in the Purchase Agreement.

Item 7.01	Regulation FD Disclosure.

On July 15, 2024, the Company issued a press release regarding the Investment described in Item 1.01 of this Form 8-K. The text of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Form 8-K, including the information contained in Exhibit 99.1 of this Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the Investment and other transactions contemplated by the Purchase Agreement, including the payment of dividends and the conversion of the CPS, and the Investor Agreement.

These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “could,” and other words of similar meaning. Forward-looking statements provide the Company’s current expectations or forecasts of future events, circumstances, results or aspirations and are subject to a number of significant risks, uncertainties and other factors, many of which are outside of the Company’s control, including but not limited to, the risks related to the failure to realize opportunities relating to the Company’s growth and stakeholder value, the satisfaction of closing conditions related to the Investment and certain required regulatory approvals, including CFIUS, and the failure to realize the anticipated benefits of the Investment, and other risks and uncertainties detailed in the Company’s Securities and Exchange Commission (the “SEC”) filings from time to time.

These and other risks, uncertainties and factors are described in greater detail under the sections titled “Risk Factors,” “Critical Accounting Estimates,” “Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Liquidity and Capital Resources” contained in the Company’s Annual Report on Form 10-K for the year ended August 25, 2023 as filed with the SEC on October 20, 2023 and Quarterly Report on Form 10-Q for the quarter ended on May 31, 2024 as filed with the SEC on July 9, 2024, as well as subsequent reports filed with or furnished to the SEC from time to time. In addition, such risks, uncertainties and factors as outlined above and in such filings do not constitute all risks, uncertainties and factors that could cause actual results of the Company to be materially different from such forward-looking statements. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements that the Company makes in this Form 8-K speak only as of the date of this Form 8-K. Except as required by law, the Company does not undertake to update the forward-looking statements contained in this Form 8-K to reflect the impact of circumstances or events that may arise after the date that the forward-looking statements were made.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit

10.1	Securities Purchase Agreement, dated July 14, 2024, by and among the Company and SK

99.1	Press release, dated July 15, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART GLOBAL HOLDINGS, INC.

Date: July 15, 2024

	By:	/s/ Anne Kuykendall
Anne Kuykendall
Senior Vice President and Chief Legal Officer